Exhibit 4.3

EXECUTION VERSION

U.S. $1,850,000,000

CREDIT AGREEMENT

Dated as of April 11, 2013

Among

DOLLAR GENERAL CORPORATION
as Borrower

and

THE INITIAL LENDERS NAMED HEREIN
as Initial Lenders

and

CITIBANK, N.A.
as Administrative Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND
GOLDMAN SACHS LENDING PARTNERS LLC
as Co-Syndication Agents

CITIGROUP GLOBAL MARKETS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, AND
GOLDMAN SACHS LENDING PARTNERS LLC

as

Joint Lead Arrangers and Joint Bookrunners

COMPASS BANK, FIFTH THIRD BANK, JPMORGAN CHASE BANK, N.A., REGIONS BANK, U.S. BANK, NATIONAL ASSOCIATION, AND WELLS FARGO SECURITIES, LLC

As

Co-Documentation Agents

i

Schedules

Schedule I - Commitments

Schedule 2.01 - Existing Letters of Credit

Schedule 4.01(f) - Disclosed Litigation

Schedule 5.02(a) - Existing Liens

Schedule 5.02(d) - Existing Subsidiary Debt

Exhibits

Exhibit A-1	-	Form of Revolving Credit Note

Exhibit A-2	-	Form of Term Note

Exhibit B	-	Form of Notice of Borrowing

Exhibit C	-	Form of Assignment and Assumption

Exhibit D	-	Form of Tax Compliance Certificates

CREDIT AGREEMENT

Dated as of April 11, 2013

DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Borrower”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) and issuers of letters of credit (“Initial Issuing Banks”) listed on Schedule I hereto, and CITIBANK, N.A. (“Citibank”), as agent (the “Agent”) for the Lenders (as hereinafter defined), agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means a Revolving Credit Advance, a Swing Line Advance or a Term Advance, as the context may require.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent’s Account” means the account of the Agent maintained by the Agent at Citibank at its office at 1615 Brett Road, Building #3, New Castle, Delaware 19720, Account No. 36852248, Attention:  Bank Loan Syndications or such other account of the Agent as is designated in writing from time to time by the Agent to the Borrower and the Lenders for such purpose.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Margin for Base Rate Advances	Applicable Margin for Eurodollar Rate Advances	Applicable Margin for Standby Letters of Credit	Applicable Margin for Trade Letters of Credit
Level 1 BBB+/Baa1 or above	0.000%	0.875%	1.000%	0.500%
Level 2 BBB/Baa2	0.100%	1.100%	1.250%	0.625%
Level 3 BBB-/Baa3	0.275%	1.275%	1.500%	0.750%
Level 4 BB+/Ba1	0.450%	1.450%	1.750%	0.875%
Level 5 A Public Debt Rating lower than Level 4	0.900%	1.900%	2.300%	1.150%

“Applicable Percentage” means, as of any date a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Percentage
Level 1 BBB+/Baal or above	0.125%
Level 2 BBB/Baa2	0.150%
Level 3 BBB-/Baa3	0.225%
Level 4 BB+/Ba1	0.300%
Level 5 A Public Debt Rating lower than Level 4	0.400%

“Appropriate Lender” means, at any time, (a) with respect to any of the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Advance or a Revolving Credit Advance, respectively, at such time, (b) with respect to the Letter of Credit Facility, (i) the Issuing Banks and (ii) if any Letters of Credit have been issued hereunder, the Revolving Credit Lenders and (c) with respect to the Swing Line Commitments, (i) the Swing Line Bank and (ii) if any Swing Line  Advances are outstanding hereunder, the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.07), and accepted by the Agent, in substantially the form of Exhibit C or any other form approved by the Agent.

“Assuming Lender” has the meaning specified in Section 2.21(d).

“Assumption Agreement” has the meaning specified in Section 2.21(e)(i)(B).

“Available Amount” of a Letter of Credit at any time means the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C Related Document, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)           the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;

(b)           ½ of one percent per annum above the Federal Funds Rate; and

(c)           the British Bankers Association Interest Settlement Rate (or the successor thereto if the British Bankers Association is no longer making such rates available)  applicable to Dollars for a period of one month (“One Month LIBOR”) plus 1.00% (for the avoidance of doubt, the One Month LIBOR for any day shall be based on the rate appearing on Reuters LIBOR01 Page (or other commercially available source providing such quotations as designated by the Agent from time to time) at approximately 11:00 a.m. London time on such day).

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as applicable.

“Borrowing Minimum” means $5,000,000 in respect of Borrowings consisting of Eurodollar Rate Advances and $1,000,000 in respect of Borrowings consisting of Base Rate Advances.

“Borrowing Multiple” means $1,000,000.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London.

“Capitalized Lease Obligations” means, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Capital Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent and each applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citibank” has the meaning set forth in the preamble hereto.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means a Revolving Credit Commitment, a Letter of Credit Commitment, a Swing Line Commitment or a Term Commitment, as the context may require.

“Commitment Date” has the meaning specified in Section 2.21(b).

“Commitment Increase” has the meaning specified in Section 2.21(a).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated EBITDAR” means, for any period, Consolidated Net Income for such period plus the following, to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, State, local and foreign income taxes for such period, (iii) depreciation and amortization expense, (iv) all non-cash charges and items, including for share-based compensation ((x) other than in respect of any non-recurring provision for doubtful accounts or any non-recurring provision for obsolescence and (y) excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period), (v) non-recurring items not exceeding $100,000,000 in the aggregate within any 12-month period, and (vi) Consolidated Rental Expense, in each case determined in accordance with GAAP for such period.

“Consolidated Interest Expense” means, with respect to any period, without duplication, the net interest expense on a Consolidated basis as determined in accordance with GAAP and applied consistently.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Consolidated Net Tangible Assets” means the total assets of the Borrower and its Subsidiaries on a Consolidated basis, less goodwill, trade names, trademarks, patents, unamortized debt discount and related expense and other like intangibles, all as described on the most recent Consolidated balance sheet of the Borrower and its Subsidiaries, and calculated based on positions as reported in the Borrower’s Consolidated financial statements determined in conformity with GAAP.

“Consolidated Rental Expense” means, for any period, the aggregate rental expense (including any contingent or percentage rental expense) of the Borrower and its Subsidiaries on a Consolidated basis for such period (excluding real estate taxes and common area maintenance charges) in respect of all rent obligations under all operating leases for real or personal property minus any rental income of the Borrower and its Subsidiaries on a Consolidated basis for such period, all as determined in conformity with GAAP.

“Consolidated Total Debt” means, as of any date of determination, (a) (i) all indebtedness of the Borrower and its Subsidiaries for borrowed money, (ii) the face amount of all standby letters of credit issued for the account of the Borrower and its Subsidiaries, and (iii) the principal component of all Capitalized Lease Obligations of the Borrower and its Subsidiaries, in each case actually owing on such date and to the extent appearing on the balance sheet of the Borrower determined on a Consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade accounts payable and other accrued liabilities incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (e) all Capitalized Lease Obligations, (f) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, letters of credit or similar extensions of credit, (g) all net obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations (collectively, “Guaranteed Debt”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided that “Debt”, for purposes of this definition, shall not include obligations in respect of trade letters of credit incurred in connection with the acquisition of inventory in the ordinary course of business.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means at any time, subject to Section 2.20(b), (i) any Lender that has failed for three or more Business Days to comply with its obligations under this Agreement to make an Advance or make any other payment due hereunder (each, a “funding obligation”), unless such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding have not been satisfied and such Lender has notified the Agent and the Borrower in writing thereof (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Lender that has notified the Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such intention is the result of such Lender’s good faith determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted on its funding obligations under other loan agreements or credit agreements generally under which it has commitments to extend credit or that has notified, or whose Parent Company has notified, the Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations under loan agreements or credit agreements generally, (iv) any Lender that has, for three or more Business Days after written request of the Agent or the Borrower, failed to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Agent’s and the Borrower’s receipt of such written confirmation), or (v) any Lender with respect to which a Lender Insolvency Event has occurred with respect to such Lender or its Parent Company; provided that a Lender Insolvency Event shall not be deemed to occur with respect to a Lender or its Parent Company solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Parent Company by a Governmental Authority or instrumentality thereof where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon notification of such determination by the Agent to the Borrower and the Lenders.

“Disclosed Litigation” has the meaning specified in Section 4.01(f).

“Dollars” and the “$” sign each means lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 8.07(b)(iii)).

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or legally enforceable judicial or agency requirement relating to pollution or protection of the environment, health and safety (as affected by exposure to Hazardous Materials) or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.  Section references to ERISA are to ERISA as in effect at the Effective Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

“Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Reuters LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank’s Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.  If the Reuters LIBOR01 Page (or any successor page) is unavailable, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated) or overall gross income, franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to (x) or (y) such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Facilities” means (a) that certain Amended & Restated ABL Credit Agreement, dated as of March 15, 2012, among Dollar General Corporation, as parent borrower, certain financial institutions party thereto and Wells Fargo Bank, N.A., as administrative agent; (b) that certain Security Agreement, dated as of March 15, 2012, among Dollar General Corporation, the other grantors party thereto, and  Wells Fargo Bank, N.A., as collateral agent; (c) that certain Amended and Restated Credit Agreement, dated as of July 6, 2007, as amended and restated as of March 30, 2012, among Dollar General Corporation, as borrower, certain financial institutions party thereto and Citicorp North America, Inc., as administrative agent; (d)

that certain Security Agreement, dated as of July 6, 2007, among Dollar General Corporation, the other grantors party thereto and Citicorp North America, Inc., as collateral agent; and (e) that certain Pledge Agreement, dated as of July 6, 2007, among Dollar General Corporation, the Guarantors and other Credit Parties party thereto, and  Citicorp North America, Inc., as collateral agent.

“Facility” means the Revolving Credit Facility, the Letter of Credit Facility or the Term Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Final Maturity Date” means April 11, 2018.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Ratable Share of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Bank, such Defaulting Lender’s Ratable Share of outstanding Swing Line Advances made by the Swing Line Bank other than Swing Line Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Increase Date” has the meaning specified in Section 2.21(a).

“Increasing Lender” has the meaning specified in Section 2.21(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” has the meaning specified in Section 8.08.

“Information Memorandum” means the information memorandum dated March 14, 2013 used by the Agent in connection with the syndication of the Commitments.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one, two, three or six months, and subject to clause (c) of this definition, nine or twelve months, as the Borrower may, upon notice received by the Agent not later than 12:00 P.M. (noon) (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a)           with respect to the Revolving Facility, the Borrower may not select any Interest Period that ends after the Termination Date and with respect to the Term Facility, the Borrower may not select any Interest Period that ends after the Final Maturity Date;

(b)           Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c)           in the case of any such Borrowing, the Borrower shall not be entitled to select an Interest Period having duration of nine or twelve months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Appropriate Lender notifies the Agent that such Lender will be providing funding for such Borrowing with such Interest Period (the failure of any Appropriate Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Appropriate Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be one, two, three or six months, as specified by the Borrower in the applicable Notice of Borrowing as the desired alternative to an Interest Period of nine or twelve months;

(d)           whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(e)           whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuance” with respect to any Letter of Credit means the issuance, amendment, renewal or extension of such Letter of Credit.  “Issue” has a corresponding meaning.

“Issuing Bank” means an Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 or any other Lender so long as such Eligible Assignee or Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Initial Issuing Bank, Eligible Assignee or Lender, as the case may be, shall have a Letter of Credit Commitment.

“L/C Cash Deposit Account” means an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be reasonably satisfactory to the Agent.

“L/C Obligations” means, as of any date, the aggregate Available Amount of outstanding Letters of Credit and Revolving Credit Advances made by an Issuing Bank in accordance with Section 2.03 that have not been funded by the Lenders. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Related Documents” has the meaning specified in Section 2.06(c)(i).

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company has become the subject of a proceeding under any Debtor Relief Law, or a receiver, trustee, conservator, intervener or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lenders” means each Initial Lender, each Issuing Bank, the Swing Line Bank, each Assuming Lender that shall become a party hereto pursuant to Section 2.21 and each Person that shall become a party hereto pursuant to Section 8.07.

“Letter of Credit” has the meaning specified in Section 2.01(c).

“Letter of Credit Agreement” has the meaning specified in Section 2.03(a).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the obligation of such Issuing Bank to Issue Letters of Credit for the account of the Borrower and its specified Subsidiaries in (a) the Dollar amount set forth opposite the Issuing Bank’s name on Schedule I hereto under the caption “Letter of Credit Commitment” or (b) if such Issuing Bank has entered into one or more Assignment and Assumptions, or if such Person became an Issuing Bank after the date hereof, the Dollar amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 8.07(c) as such Issuing Bank’s “Letter of Credit Commitment”, in each case as such amount may be reduced prior to such time pursuant to Section 2.05.

“Letter of Credit Facility” means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time, (b) $250,000,000 and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means this Agreement, each L/C Related Document, if any, and the Notes, if any.

“Material Adverse Change” means any material adverse change in the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any other Loan Document or (c) the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document.

“Material Subsidiary” means, at any time, any Subsidiary of the Borrower (i) whose total assets at such time, less net goodwill and other intangible assets, less total current liabilities, all determined in conformity with GAAP, are equal to or greater than 5% of Consolidated Net Tangible Assets or (ii) whose revenue is equal to or greater than 5% of Consolidated revenue of the Borrower and its Subsidiaries.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Agent and the Issuing Banks in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and at least one Person other than the Borrowers and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Non-Approving Lender” means any Lender that does not approve any consent, waiver or amendment that requires the approval of all affected Lenders in accordance with the terms of Section 8.01 and has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Revolving Credit Note or Term Note, as the context may require.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Issuance” has the meaning specified in Section 2.03(a).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Advance).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, or if such Lender does not have a bank holding company, then any corporation, association, partnership or other business entity owning, beneficially or of record, directly or indirectly, a majority of the Voting Stock of such Lender.

“Participant” has the meaning specified in Section 8.07(d).

“Participant Register” has the meaning specified in Section 8.07(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Liens” means:

(a) Liens granted by any Subsidiary of the Borrower in favor of the Borrower or any other Subsidiary of the Borrower;

(b) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not overdue for a period of more than 30 days or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that any such Liens which are material secure only amounts not overdue for a period of more than 30 days or, if overdue for a period of more than 30 days, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(d) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(e) Liens in connection with judgment bonds so long as the enforcement of such liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting practices;

(f) zoning restrictions, easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

(g) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole and any interest of title of any lessor under any lease;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(i) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions and Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(j) Liens on any inventory of the Borrower or any of its Subsidiaries in favor of a vendor of such inventory, arising in the normal course of business upon its sale to the Borrower or any such Subsidiary;

(k) Liens in respect of licensing of intellectual property in the ordinary course of business;

(l) protective Uniform Commercial Code filings with respect to any leased or consigned personal property;

(m) Liens on insurance policies and the proceeds thereof securing the financing or payment of premiums with respect thereto in the ordinary course of business, to the extent not exceeding the amount of such premiums; and

(n) Liens incurred in the ordinary course of business on the proceeds of prepaid cards or stored value cards.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any (a) Single Employer Plan that is or was within any of the preceding six plan years maintained or contributed to by the Borrower or any ERISA Affiliate (or to which the Borrower or any ERISA Affiliate has or had an obligation to contribute or to make payments) and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or (b) Multiple Employer Plan.

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency.  For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating unless the such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

“Ratable Share” of any amount means (a) with respect to any Term Lender at any time, the percentage  of the Term Facility represented by (i) on or prior to the Effective Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, the principal amount of such Term Lender’s Term Advances at such time and (b) with respect to any Revolving Credit Lender at any time, the percentage of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time.  If the commitment of each Revolving Credit Lender to make Revolving Credit Advances and the obligation of the Issuing Banks to Issue Letters of Credit have been terminated pursuant to Section 6.01, or if the Revolving Credit Commitments have expired, then the Ratable Share of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Ratable Share of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.

“Recipient” means (a) the Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Banks” means Citibank, Bank of America, N.A, and Goldman Sachs Lending Partners LLC.

“Register” has the meaning specified in Section 8.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA and the regulations thereunder, other than any event as to which the thirty day notice period has been waived.

“Required Lenders” means at any time Lenders owed at least a majority in interest of the sum of the (a) aggregate principal amount of all Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in Letters of Credit and Swing Line Advances being deemed “held” by such Revolving Credit Lender for purposes of this definition), (b) the aggregate principal amount of the Term Facility and (c) the aggregate unused amount of the Commitments; provided, that the Total Revolving Credit Outstandings of, the Advances owed to or Commitments held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in Letters of Credit and Swing Line Advances being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate Unused Revolving Credit Commitments; provided, that the Unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Facility on such date; provided, that the portion of the Term Facility held by any Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Term Lenders.

“Revolving Credit Advance” means an advance by a Revolving Credit Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a “Type” of Revolving Credit Advance).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Revolving Credit Lenders.

“Revolving Credit Commitment” means as to any Lender (a) the Dollar amount set forth opposite such Lender’s name on Schedule I hereto as such Lender’s “Revolving Credit Commitment”, (b) if such Lender has become a Revolving Credit Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement as such Lender’s “Revolving Credit Commitment” or (c) if such Lender has entered into an Assignment and Assumption, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c) as such Lender’s “Revolving Credit Commitment”, as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.21.  The initial aggregate amount of the Lenders’ Revolving Credit Commitments is $850,000,000.

“Revolving Credit Facility” means, at any time, (a) on or prior to the Termination Date, the aggregate amount of the Revolving Credit Commitments at such time and (b) thereafter, the sum of the aggregate principal amount of the Revolving Credit Advances and Swing Line Advances outstanding at such time plus the Available Amount of all Letters of Credit outstanding at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Note” means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender to the Borrower.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower or any ERISA Affiliate or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” shall mean, with respect to any Person, (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Effective Date; and (iii) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Swing Line Advance” means an advance made by the Swing Line Bank pursuant to Section 2.01(d) or any Lender pursuant to Section 2.02(b).

“Swing Line Bank” means Citibank, N.A.

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

“Swing Line Commitment” means with respect to the Swing Line Bank at any time the amount set forth opposite the Swing Line Bank’s name on Schedule I hereto, as such amount may be reduced pursuant to Section 2.05.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Advance” means an advance by a Term Lender to the Borrower under the Term Facility and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a “Type” of Term Advance).

“Term Borrowing” means, initially, the Term Advances made by the Term Lenders to the Borrower pursuant to Section 2.01. After the initial funding, “Term Borrowing” means a portion of the Term Advances (as to which each Term Lender has a ratable part) that (a) bears interest by reference to the Base Rate or (b) bears interest by reference to the Eurodollar Rate and has a single Interest Period.

“Term Commitment” means as to any Lender (a) the Dollar amount set forth opposite such Lender’s name on Schedule I hereto as such Lender’s “Term Commitment”, (b) if such Lender has become a Term Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement as such Lender’s “Term Commitment” or (c) if such Lender has entered into an Assignment and Assumption, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c) as such Lender’s Term Commitment, as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.21.  The initial aggregate amount of the Term Commitments is $1,000,000,000.

“Term Facility” means, at any time (a) on or prior to the Effective Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Advances outstanding at such time.

“Term Lender” means (a) at any time prior to the Effective Date, any Lender that has a Term Commitment at such time and (b) at any time after the Effective Date, any Lender that has an outstanding Term Advance at such time.

“Term Note” means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Term Advances made by such Lender to the Borrower.

“Termination Date” means the earlier of the Final Maturity Date and the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

“Total Revolving Credit Outstandings” means the aggregate outstanding amount of all Revolving Credit Advances, Swing Line Advances and Letters of Credit.

“Type” when used in reference to any Advance or Borrowing, refers to whether the rate of interest on such Advance, or on the Advances comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Base Rate.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards Board (FASB) Accounting Standard Codification No. 715: Compensation-Retirement Benefits (“ASC 715”)) under the Plan as of the close of its most recent plan year, determined in accordance with ASC 715 as in effect on the Effective Date, exceeds the fair market value of the assets allocable thereto.

“Unissued Letter of Credit Commitment” means, with respect to any Issuing Bank, the obligation of such Issuing Bank to Issue Letters of Credit for the account of the Borrower or its specified Subsidiaries in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

“Unused Revolving Credit Commitment” means, with respect to each Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender’s Ratable Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Advances made by each Issuing Bank pursuant to Section 2.03(c) that have not been ratably funded by such Lender and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances then outstanding.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(f).

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Agent.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

SECTION 1.02.  Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from”  means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 1.03.  Accounting Terms.  (a)  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.  For avoidance of doubt, for purposes of determining compliance with this Agreement, all leases of the Borrower and its Subsidiaries shall be accounted for in accordance with GAAP as in effect on the date of this Agreement and any determination whether a lease is an operating lease or a Capital Lease shall be made without giving effect to any change in GAAP (including any required adoption of International Financial Reporting Standards).  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)                                 Changes in GAAP.  If at any time any change in GAAP (including any required adoption of International Financial Reporting Standards) would affect the computation of any financial ratio or requirement set forth herein, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 1.04.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word

“shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

SECTION 2.01.  The Advances and Letters of Credit.

(a)                                 The Term Advances.  Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrower on the Effective Date in Dollars in an amount not to exceed such Lender’s Term Commitment.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  The Term Lenders shall not have any obligation to make any Term Advances to the Borrower after the Effective Date, except to the extent a Term Lender’s Term Commitments are increased pursuant to Section 2.21.

(b)                                 The Revolving Credit Advances.  Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances denominated in Dollars to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount not to exceed such Lender’s Unused Revolving Credit Commitment.  Each Revolving Credit Borrowing shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments (it being understood that multiple Revolving Credit Borrowings may be requested on any Business Day).  Within the limits of each Lender’s Revolving Credit Commitment, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(b).

(c)                                  Letters of Credit.  (i) Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Agreement, to issue standby and trade letters of credit (each, a “Letter of Credit”) denominated in Dollars for the account of the Borrower and its specified Subsidiaries from time to time on any Business Day during the period from the Effective Date until 15 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by each

Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank’s Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Lenders at such time.  Within the limits referred to above, the Borrower may from time to time request the issuance of Letters of Credit under this Section 2.01(c).  Each letter of credit listed on Schedule 2.01(c) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, provided that any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement.

(ii)                                  No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 15 days before the Termination Date and one year after the date of Issuance thereof (or such longer period agreed to by the applicable Issuing Bank in its sole discretion), but may by its terms be renewable annually automatically or upon written notice (a “Notice of Renewal”) given to the applicable Issuing Bank and the Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the expiration of such standby Letter of Credit; provided, that the terms of each standby Letter of Credit that is automatically renewable annually (“Auto-Extension Letter of Credit”) shall permit the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than 15 days before the Termination Date; provided, however, that such Issuing Bank shall not permit any such extension if (A) such Issuing Bank has reasonably determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(d)                                 The Swing Line Advances.  The Swing Line Bank agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances denominated in Dollars to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $50,000,000 (the “Swing Line Facility”) and (ii) in an amount for each such Advance not to exceed the Unused Revolving Credit Commitments of the Lenders on such Business Day.  No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance.  Each Swing Line Borrowing shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of a Base Rate Advance.  Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(d), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(d).

SECTION 2.02.  Making the Advances.

(a)           Except as otherwise provided in Section 2.02(b) or Section 2.03(c), each Borrowing shall be made on notice, given not later than (x) 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances  or (y) 12:00 noon (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Appropriate Lender prompt notice thereof.  Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, electronic delivery, or telecopier in substantially the form of Exhibit B hereto, specifying therein (in addition to specifying whether such Borrowing as a Revolving Credit Borrowing or Term Borrowing) the requested (i) date and Facility of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance.  Each Appropriate Lender shall, before 2:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing.  After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower consistent with the instructions set forth in the Notice of Borrowing; provided, however, that, in the case of a Revolving Credit Borrowing, the Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances made by the Swing Line Bank and by any Revolving Credit Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank and such other Lenders for repayment of such Swing Line Advances.

(b)                                 Each Swing Line Borrowing shall be made on notice, given not later than 3:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing by the Borrower to the Swing Line Bank and the Agent, of which the Agent shall give prompt notice to the Appropriate Lenders.  Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by telephone, confirmed immediately in writing, electronic delivery, or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the tenth Business Day after the requested date of such Borrowing).  The Swing Line Bank shall, before 5:00 P.M. (New York City time) on the date of such Swing Line Borrowing, make such Swing Line Borrowing available to the Agent at the Agent’s Account, in same day funds.  After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower consistent with the instructions set forth in the Notice of Borrowing.  Upon written demand by the Swing Line Bank, with a copy of such demand to the Agent, each Revolving Credit Lender will purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender’s Ratable Share of such outstanding Swing Line Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of the Swing Line Bank, by deposit to the Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of the Swing Line Advance to be purchased by such Lender.  The Borrower hereby agrees to each such sale and assignment.  Each Revolving Credit Lender agrees to purchase its Ratable Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  Upon any such assignment by the Swing Line Bank to any Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to the Swing Line Advance, this Agreement, the other Loan Documents or the Borrower.  If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such Lender is required to have made such amount available to the Agent until the date such amount is paid to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.  If such Lender shall pay to the Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender (with interest on such Swing Line Advance payable to such Lender) on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business day.

(c)           Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than six separate Term Borrowings and ten separate Revolving Credit Borrowings.

(d)           Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower.  In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(e)           Unless the Agent shall have received notice from an Appropriate Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender’s ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such

Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable to Base Rate Borrowings and (ii) in the case of such Lender or Swing Line Bank, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.  If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

(f)            The obligations of the Lenders hereunder to make Advances and to make payment pursuant to Section 8.04(c) are several and not joint.  The failure of any Appropriate Lender to make any Advance or to make any payment under Section 8.04(c) on any date required hereunder shall not relieve any other Appropriate Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advance or to make its payment under Section 8.04(c).

SECTION 2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit.

(a)           Request for Issuance.  (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed Issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by the Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof.  Each such notice by the Borrower of Issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telephone, confirmed immediately in writing, electronic delivery or telecopier specifying therein the requested (A) date of such Issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit.  Each Letter of Credit shall be issued pursuant to such application and agreement for letter of credit as such Issuing Bank and the Borrower shall agree for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”).  If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion (it being understood that any such form shall have only explicit documentary conditions to draw and shall not include discretionary conditions), such Issuing Bank shall, unless such Issuing Bank has received written notice from any Lender or the Agent, at least one Business Day prior to the requested date of Issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 3.02 shall not then be satisfied, then, subject to the terms and conditions hereof, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices.  Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, as such Issuing Bank or the Agent may reasonably require.  In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. Notwithstanding anything to the contrary in this Agreement, the Issuing Banks may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(b)           Participations.  By the Issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing or decreasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Credit Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Ratable Share of the Available Amount of such Letter of Credit.  The Borrower hereby agrees to each such participation.  In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender’s Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the Borrower on the date made, or of any reimbursement payment required to be refunded to the Borrower for any reason, which amount will be advanced, and deemed to be an Advance to the Borrower hereunder, regardless of the satisfaction of the conditions set forth in Section 3.02.  Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Credit Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Ratable Share of the Available Amount of such Letter of Credit at each time such Lender’s Revolving Credit Commitment is amended pursuant to a Commitment Increase in accordance with Section 2.21, an assignment in accordance with Section 8.07 or otherwise pursuant to this Agreement.

(c)           Drawing and Reimbursement.  The payment by an Issuing Bank of a draft drawn under any Letter of Credit which is not reimbursed by the Borrower on the date made shall constitute for all purposes of this Agreement the making by any such Issuing Bank of an Advance, which shall be a Base Rate Advance, in the amount of such draft, without regard to whether the making of such an Advance would exceed such Issuing Bank’s Unused Revolving Credit Commitment.  Each Issuing Bank shall give prompt notice of each drawing under any Letter of Credit issued by it to the Borrower and the Agent.  The Borrower shall reimburse such Issuing Bank (which, in the case of any standby Letter of Credit, shall be through the Agent) in an amount equal to such drawing (i) in the case of a trade Letter of Credit, on the date the Borrower receives such notice of payment by the applicable Issuing Bank and (ii) in the case of a standby Letter of Credit, on (A) the date the Borrower receives such notice of payment by the applicable Issuing Bank; provided that such notice is given not later than 11:00 A.M. (New York City time) on such day, or (B) the first Business Day next succeeding such day if notice of such payment is given after such time.  If the Borrower fails to so reimburse the applicable Issuing Bank by such time, the Agent shall promptly notify each Lender the amount of the unreimbursed drawing, and the amount of such Lender’s Ratable Share thereof.  Each Revolving Credit Lender acknowledges and agrees that its obligation to make Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank.  Each Revolving Credit Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Advance available to the Agent, such Lender agrees to pay to the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the higher of the Federal Funds Rate and a rate determined by the Issuing Bank in accordance with banking industry rules on interbank compensation.  A certificate of an Issuing Bank submitted to any Lender (through the Agent) with respect to any amounts owing under this Section 2.03(c) shall be conclusive absent manifest error.  If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

(d)           Letter of Credit Reports.  Each Issuing Bank shall furnish (i) to the Agent (with a copy to the Borrower), on the first Business Day of each week a written report summarizing Issuance and expiration dates of trade Letters of Credit issued by such Issuing Bank during the preceding week and drawings during such week under all trade Letters of Credit issued by such Issuing Bank, (ii) to the Agent (with a copy to the Borrower), on the first Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (iii) to the Agent (with a copy to the Borrower), on the first Business Day of each calendar quarter a written report setting forth (A) the average daily aggregate Available Amount and (B) the amount available to be drawn, in each case, during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.  The Agent shall give to each Revolving Credit Lender prompt notice of each report delivered to it pursuant to this Section.

(e)           Failure to Make Advances.  The failure of any Revolving Credit Lender to make the Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Revolving Credit Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

(f)            Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the Issuing Banks and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each trade Letter of Credit.  Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and no Issuing Bank’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(g)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.04.  Fees.

(a)           Facility Fee.  The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender’s Revolving Credit Commitment(s) and Term Commitment(s), as applicable, from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the date that is five Business Days after the last day of each March, June, September and December, commencing June 30, 2013, and on the Termination Date (or such later date on which the applicable Advances have been paid in full and, in the case of the Revolving Credit Lenders, the participations in Letters of Credit and Swing Line Advances of such Lender have terminated).

(b)           Letter of Credit Fees.

(i)  The Borrower shall pay to the Agent for the account of each Revolving Credit Lender a commission on such Lender’s Ratable Share of the average daily aggregate amount available to be drawn of all Letters of Credit issued for the account of the Borrower and outstanding from time to time at a rate per annum equal to the sum of, (x) for standby Letters of Credit the Applicable Margin for Standby Letters of Credit in effect from time to time during such calendar quarter and (y) for trade Letters of Credit, the Applicable Margin for Trade Letters of Credit in effect from time to time during such calendar quarter, in each case, payable in arrears quarterly on the date that is five Business Days after the last day of each March, June, September and December, commencing with the quarter ended June 30, 2013, and on the Termination Date (or such later date on which the participations in Letters of Credit of such Lender have terminated).

(ii)           The Borrower shall pay to each Issuing Bank, for its own account, a fronting fee and such other commissions, issuance fees, transfer fees and other fees and charges in connection with the Issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree. The fronting fees described in this clause (ii) shall be due and payable (A) in the case of trade Letters of Credit, on the date of Issuance thereof and (B) in the case of standby Letters of Credit, in arrears quarterly on the date that is five Business Days after the last day of each March, June, September and December, and on the Termination Date (or such later date on which such standby Letter of Credit has been terminated).

(c)           Agent’s Fees.  The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

SECTION 2.05.  Termination or Reduction of the Commitments.  (a) Optional. The Borrower shall have the right, upon at least three Business Days notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Revolving Credit Commitments or the Unissued Letter of Credit Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.  Once terminated, a commitment may not be reinstated.

(b)           Mandatory. On the Effective Date, after giving effect to the Term Advances made in accordance with Section 2.01(a), and from time to time thereafter upon each prepayment or repayment of the Term Advances, the Term Commitments of the Term Lenders shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which (i) the aggregate Term Commitments immediately prior to such reduction exceeds (ii) the aggregate unpaid principal amount of all Term Advances outstanding at such time.

SECTION 2.06.  Repayment of Advances and Letter of Credit Drawings.

(a)           Term Advances.  The Borrower shall repay to the Term Lenders the aggregate principal amount of the Term Advances outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.10) (each, a “Repayment Date”):

Date	Repayment Amount
August 1, 2014	$25,000,000
October 31, 2014	$25,000,000
January 30, 2015	$25,000,000
May 1, 2015	$25,000,000
July 31, 2015	$25,000,000
October 30, 2015	$25,000,000
January 29, 2016	$25,000,000
April 29, 2016	$25,000,000
July 29, 2016	$25,000,000
October 28, 2016	$25,000,000
February 3, 2017	$25,000,000
May 5, 2017	$25,000,000
August 4, 2017	$25,000,000
November 3, 2017	$25,000,000
February 2, 2018	$25,000,000

provided, however, that (i) on each Repayment Date occurring after a Commitment Increase with respect to the Term Facility, the repayment amount payable on such date shall be increased by an amount equal to 2.5% of such Commitment Increase and (ii) the final principal repayment installment of the Term Advances shall be repaid on the Final Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Advances outstanding on such date.

(b)           Revolving Credit Advances.  The Borrower shall repay to the Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances made to it and then outstanding.

(c)           Letter of Credit Drawings.  The obligations of the Borrower under any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the applicable Issuing Bank or any Revolving Credit Lender of any draft or the reimbursement by the Borrower thereof):

(i)            any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(iii)          the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(iv)          any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)           payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(vi)          any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents;

(vii)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor;

(viii)        waiver by any Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of the Borrower or any waiver by such Issuing Bank which does not in fact materially prejudice the Borrower;

(ix)          honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; or

(x)           any payment made by any Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable Issuing Bank.  The Borrower shall be conclusively deemed to have waived any such claim against such Issuing Bank and its correspondents unless such notice is given as aforesaid.

(d)           Swing Line Advances.  The Borrower shall repay to the Agent for the ratable account of the Swing Line Bank and each Revolving Credit Lender which has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made to it by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than ten Business Days after the requested date of such Borrowing) and the Termination Date.

SECTION 2.07.  Interest on Advances.

(a)           Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)            Base Rate Advances.  During such periods as such Advance is a Base Rate Advance and for each Swing Line Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin for Base Rate Advances in effect from time to time, payable in arrears quarterly on the date that is five Business Days after the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full or Swing Line Advance is paid in full.

(ii)           Eurodollar Rate Advances.  During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin for Eurodollar Advances in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b)           Default Interest.  Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

SECTION 2.08.  Interest Rate Determination.

(a)           Each Reference Bank agrees, if requested by the Agent, to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate.  If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.  The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the

Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

(b)           If, with respect to any Eurodollar Rate Advances under any Facility, the Required Revolving Lenders or the Required Term Lenders, as applicable, notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (ii) the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (A) the Borrower will, on the last day of the then existing Interest Period therefor, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (B) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(c)           If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify the Borrower and the Appropriate Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

(d)           On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Borrowing Minimum, such Advances shall automatically Convert into Base Rate Advances.

(e)           Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

(f)            If Reuters’ LIBOR01 Page is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate or any Eurodollar Rate Advances after the Agent has requested such information,

(i)            the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

(ii)           each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(iii)          the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.09.  Optional Conversion of Advances.  The Borrower may on any Business Day, upon notice given to the Agent not later than 12:00 P.M. (noon) (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the Borrowing Minimum for Eurodollar Rate Advances and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c).  Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance.  Each notice of Conversion shall be irrevocable and binding on the Borrower.

SECTION 2.10.  Optional Prepayments of Advances.  The Borrower may, upon notice at least two Business Days’ prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 12:00 P.M. (noon) (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment of Advances shall be in an aggregate principal amount of not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof, (y) each partial prepayment of Swing Line Advances shall in an aggregate principal amount of not less than $1,000,000 and (z) in the event of any such prepayment of a Eurodollar Rate Advance made prior to the last day of any Interest Period, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(f).  Each prepayment of outstanding Term Advances shall be applied as directed by the Borrower or, in the absence of such direction, in the inverse order of maturity.

SECTION 2.11.  Increased Costs.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate);

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Adequacy.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s Parent Company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s Parent Company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender’s Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s Parent Company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s Parent Company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its Parent Company as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.12.  Illegality.  Notwithstanding any other provision of this Agreement, if any Lender under any Facility shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance outstanding under such Facility will automatically, upon such demand be Converted into a Base Rate Advance and (b) the obligation of the Appropriate Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Appropriate Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.13.  Payments and Computations.

(a)                                 The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 2:00 P.M. (New York City time) on the day when due in Dollars to the Agent at the Agent’s Account in same day funds.  The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.04(b), 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.21 and upon the Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date, the Agent shall make all payments hereunder and under any other Loan Documents issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)                                 All computations of interest based on Citibank’s base rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or One Month LIBOR and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable.  Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)                                 Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the higher of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.14.  Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                                 Indemnification by the Lenders.  Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d).

(e)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)                                   Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(i)                                     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this

Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)                                  executed originals of IRS Form W-8ECI;

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv)                              to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g)                                  Treatment of Certain Refunds.  If any party determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Survival.  Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement.

SECTION 2.15.  Sharing of Payments, Etc.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations before the Termination Date of the other Appropriate Lenders, and, on and after the Termination Date, of all other Lenders or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Appropriate Lenders or all Lenders, as applicable, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

SECTION 2.16.  Evidence of Debt.

(a)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances.  The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the applicable Commitment of such Lender.

(b)                                 The Register maintained by the Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender’s share thereof.

(c)                                  Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.17.  Use of Proceeds.  The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) for general corporate purposes of the Borrower and its Subsidiaries and the refinancing, repayment or prepayment of existing Debt and other obligations; provided, however, that the proceeds of the Advances shall not be used to pay any amounts or loans under that certain Amended & Restated ABL Credit Agreement, dated as of March 15, 2012, among Dollar General Corporation, as parent borrower, certain financial institutions party thereto and Wells Fargo Bank, N.A., as administrative agent (as further amended, restated, supplemented or otherwise modified prior to the Effective Date).

SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Applicable Lending Office.  If any Lender requests compensation under Section 2.11, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.14 as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office in accordance with Section 2.18(a), or if any Lender is a Defaulting Lender or a Non-Approving Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or Section 2.14 and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                                     the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 8.07;

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under

Section 8.04(f)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                              such assignment does not conflict with applicable law; and

(v)                                 in the case of any assignment resulting from a Lender becoming a Non-Approving Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19.  Cash Collateral.

(a)                                 At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Agent or any Issuing Bank (with a copy to the Agent) the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to any reallocation pursuant to Section 2.20(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)                                 Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below.  If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent and the Issuing Banks as herein provided or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.19 or Section 2.20 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)                                 Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.19 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the existence of excess Cash Collateral, as reasonably determined by the Agent and each Issuing Bank; provided that, subject to Section 2.20 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.20.  Defaulting Lenders.

(a)                                 Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 8.05 shall be applied at such time or times as may be determined by the Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swing Line Bank hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with 2.19; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.19; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swing Line Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Swing Line Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or L/C Obligations in respect of which such

Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or L/C Obligations owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in L/C Obligations and Swing Line Advances are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.20(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.

(A)                               Each Defaulting Lender shall be entitled to receive a facility fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Advances funded by it, and (2) its Ratable Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19.

(B)                               Each Defaulting Lender shall be entitled to receive letter of credit fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Ratable Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19.

(C)                               With respect to any facility fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Advances that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swing Line Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swing Line Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                              Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Advances shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, upon notice from the Agent of the time of the reallocation

(which notice shall be given reasonably prior to any proposed reallocation), unless the Borrower shall have otherwise notified the Agent prior to the time of such proposed reallocation, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the sum of the aggregate principal amount of Revolving Credit Advances, the participations in outstanding Letters of Credit and participation in Swing Line Advances of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 Cash Collateral, Repayment of Swing Line Advances.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Advances in an amount equal to the Swing Line Bank’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.19.

(b)                                 Defaulting Lender Cure.  If the Borrower, the Agent, the Swing Line Bank and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable in respect of such Facility, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swing Line Advances to be held pro rata by the Appropriate Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or other payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                                  New Swing Line Advances/Letters of Credit.  So long as any Revolving Credit Lender is a Defaulting Lender, in each case after giving effect to Section 2.20(a)(iv), (i) the Swing Line Bank shall not be required to fund any Swing Line Advances unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Advance and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.21.  Increase in the Aggregate Commitments.

(a)                                 Request for Increase.  The Borrower may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Revolving Credit Commitment and/or Term Commitment be increased by an amount of $25,000,000 or an integral multiple thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the Termination Date (the “Increase Date”) as specified in the related notice to the Agent; provided, however that in no event shall the aggregate amount of the Commitment Increases at any time exceed $150,000,000; and provided, further, that, in respect of any proposed increase of the Term Facility, the Increase Date shall be the last day of an Interest Period for Term Advances.

(b)                                 Lender Election to Increase.  The Agent shall promptly notify such Lenders and Eligible Assignees as are designated by the Borrower of a request by the Borrower for a Commitment Increase, which notice shall include (i) the Facility to be increased, (ii) the proposed amount of such requested Commitment Increase, (iii) the proposed Increase Date and (iv) the date by which such Lenders and Eligible Assignees wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective applicable Commitments (the “Commitment Date”).  Each such Lender and Eligible Assignee that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment or to establish its Commitment, as the case may be.  If such Lenders and Eligible Assignees notify the Agent that they are willing to participate in the requested Commitment Increase with applicable Commitments in an aggregate amount that exceed the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among such Lenders and Eligible Assignees in such amounts as are agreed between the Borrower and the Agent. No Lender shall be obligated to participate in such Commitment Increase.

(c)                                  Notification by Agent.  Promptly following each Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which such Lenders and Eligible Assignees are willing to participate in the requested Commitment Increase; provided, however, that the Revolving Credit Commitment or Term Commitment, as applicable, of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(d)                                 Assuming Lenders.  On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.21(b) (each such Eligible Assignee, an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Revolving Credit Commitment or Term Commitment, as applicable, of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.21(b)) as of such Increase Date.

(e)                                  Conditions to Effectiveness of Increase.  Notwithstanding the foregoing, any Commitment Increase pursuant to this Section shall not be effective with respect to any Lender or Eligible Assignee unless (i) the Agent shall have received on or before such Increase Date the following, each dated such date:

(A)                               certified copies of resolutions of the Board of Directors of the Borrower or comparable governing body authorizing the Commitment Increase and the corresponding modifications to this Agreement;

(B)                               an assumption agreement from each Assuming Lender, if any, in form and substance reasonably satisfactory to the Borrower and the Agent (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Agent and the Borrower; and

(C)                               confirmation from each Increasing Lender of the increase in the amount of its Revolving Credit Commitment or Term Commitment, as applicable, in a writing reasonably satisfactory to the Borrower and the Agent; and

(ii)                                  on the date of request for a Commitment Increase and on the applicable Increase Date the following statements shall be true (and the giving of the request for Commitment Increase shall constitute a representation and warranty by the Borrower that on the date of such request and on such Increase Date such statements are true):

(A)                               no Default shall have occurred and be continuing on such date and after giving effect to such Commitment Increase; and

(B)                               the representations and warranties contained in Section 4.01 are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date of, before and after giving effect to, such Commitment Increase, and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent any of such representations and warranties refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date of, before and after giving effect to, such Commitment Increase, and to the application of the proceeds therefrom.

On each Increase Date, upon fulfillment of the conditions set forth in this Section 2.21(e), the Agent shall notify the Appropriate Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.  Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, to the extent applicable, (a) in the case of any increase in the Revolving Credit Facility, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with the Commitments and/or (b)

in case of any increase in the Term Facility, make available to the Agent at the Agent’s Account, in same day funds, an amount equal to such Increasing Lender’s or Assuming Lender’s increased Term Commitment.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01.  Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a)                                 The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

(b)                                 The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).

(c)                                  On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

(i)                                     The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

(ii)                                  No event has occurred and is continuing that constitutes a Default.

(d)                                 The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance reasonably satisfactory to the Agent:

(i)                                     Counterparts of this Agreement, duly executed and delivered by each of the Lenders, the Borrower and the Agent (or in the case of any such party as to which an executed counterpart shall not have been received, the Agent shall have received, in form reasonably satisfactory to it, telecopy, email or other written confirmation from such party of its execution of a counterpart of this Agreement).

(ii)                                  The Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16 at least five Business Days prior to the Effective Date.

(iii)                               Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the other Loan Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents.

(iv)                              A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents and the other documents to be delivered hereunder.

(v)                                 A favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Borrower.

(e)                                  The Borrower shall have terminated the commitments of the lenders and shall, substantially simultaneously with the occurrence of the Effective Date (and in any event no later than the close of business on the Effective Date), repay or prepay all of the obligations under the Existing Facilities and all collateral and guarantors in respect of the Existing Facilities shall have been released or shall be released substantially simultaneously with the occurrence of the Effective Date (and in any event no later than the close of business on the Effective Date), and each of the Lenders that is a party to any of the Existing Facilities hereby waives, upon execution of this Agreement, any notice required by said credit facility relating to the termination of commitments and prepayments of obligations thereunder.

(f)                                   Each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act to the extent requested by such Lender at least five Business Days prior to the Effective Date.

SECTION 3.02.  Conditions Precedent to Each Borrowing and Issuance.  The obligation of each Lender and the Swing Line Bank to make an Advance (other than (x) a Swing Line Advance made by a Lender pursuant to Section 2.02(b) or (y) an Advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing and the obligation of each Issuing Bank to Issue a Letter of Credit shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or such Issuance(as the case may be) (a) the Agent shall have received a Notice of Borrowing, Notice of Swing Line Borrowing or Notice of Issuance, (b) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or such Issuance shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or such Issuance that such statements are true):

(i)                                     the representations and warranties contained in Section 4.01 (except the representations and warranties set forth in the last sentence of Section 4.01(e) and in Section 4.01(f)(i)) are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date, before and after giving effect to such Borrowing or such Issuance and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent any of such representations and warranties refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date of, before and after giving effect to, such Borrowing or such Issuance, and to the application of the proceeds therefrom, and

(ii)                                  no event has occurred and is continuing, or would result from such Borrowing or such Issuance or from the application of the proceeds therefrom, that constitutes a Default;

and (c) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

SECTION 3.03.  Determinations Under Section 3.01.  For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto.  The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)                                 The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.

(b)                                 The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower.

(c)                                  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the other Loan Documents to be delivered by it, except for such authorizations and approvals which have been obtained and notices and filings which have been made.

(d)                                 This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Borrower.  This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(e)                                  The Consolidated balance sheet of the Borrower and its Subsidiaries as at February 1, 2013, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants, copies of which have been furnished to the Agent, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.  Since February 1, 2013, there has been no Material Adverse Change.

(f)                                   There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

(g)                                  The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock in violation of said Regulations T, U or X or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of said Regulations T, U or X.  Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) that are subject to a restriction on sale, pledge, or disposal under this Agreement will be represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

(h)                                 The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

(i)                                     Neither the Information Memorandum nor any other written information, exhibit or report furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation and syndication of this Agreement or delivered pursuant to the terms of this Agreement (other than information of a general economic or industry nature or financial estimates, forecasts and other forward-looking information and after giving effect to all supplements and updates thereto) contains, when taken as a whole, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading in light of the circumstances under which such statements are made.

(j)                                    (i) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:  Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred; no Plan is reasonably likely to be insolvent or in reorganization and no written notice of any such insolvency or reorganization has been given to the Borrower; each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 303 of ERISA; none of the Borrower has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 406, 409, 502(c), (i) or (l), 4062, 4063, 4064, 4069, 4201, 4204 or 4071 of ERISA or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; and no lien imposed under Section 401(a)(29) or 430(k) of the Code or pursuant to ERISA on the assets of the Borrower exists (or is reasonably likely to exist) nor has the Borrower been notified in writing that such a lien will be imposed on the assets of the Borrower on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 4.01(j)  would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect.  No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 4.01(j), be reasonably likely to have a Material Adverse Effect.  Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Mulitemployer Plan that such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), or has been determined to be in “endangered or critical” status with the meaning of Section 432 of the Code or Section 305 of ERISA and no such Multiemployer Plan is reasonably expected to be insolvent or in “endangered or critical” status. With respect to Plans that are Multiemployer Plans, the representations and warranties in this Section 4.01(j), other than any made with respect to (i) liability under Section 4203 or 4205 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to be best knowledge of the Borrower. Neither the Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur any liability under Title IV of ERISA with respect to any Plan maintained by an ERISA Affiliate, including the imposition of any Lien in favor of the PBGC.

(ii)                                  All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect.  All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)                                 Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and the Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all material taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided to the extent required by law and in accordance with GAAP and (b) the Borrower and each of the Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower or such Subsidiary) in accordance with GAAP for the payment of, all federal, state, provincial and foreign taxes applicable for the current fiscal year to the Effective Date.

(l)                                     The Borrower and its Subsidiaries are in compliance with Environmental Laws and have not received written notice of any pending or threatened claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)                             On the Effective Date, immediately following the making of each Advance made on the Effective Date and after giving effect to the application of the proceeds of such Advances, the Borrower on a Consolidated basis with its Subsidiaries is Solvent.

(n)                                 The Borrower and each of the Subsidiaries have good and marketable title to or leasehold interests in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title would not reasonably be expected to have a Material Adverse Effect.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants.  So long as any Advance shall remain unpaid, any Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Borrower will:

(a)                                 Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, Environmental Laws and the Patriot Act.

(b)                                 Payment of Taxes, Etc.  Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c)                                  Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is (i) commercially reasonable in the good faith judgment of the management of the Borrower and (ii) either consistent with past practices or in such amounts and covering such risks as is usually carried by companies engaged in similar businesses or owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided, however, that the Borrower and its Subsidiaries may self-insure to the extent deemed commercially reasonable in the good faith judgment of the management of the Borrower.

(d)                                 Preservation of Corporate Existence, Etc.  Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve the existence of any Subsidiary or any right or franchise of the Borrower or any Subsidiary if the management of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, or if the failure to preserve such existence, right or franchise would not reasonably be expected to have a Material Adverse Effect.

(e)                                  Visitation Rights.  At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

(f)                                   Keeping of Books.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account in conformity with GAAP.

(g)                                  Maintenance of Properties, Etc.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to so maintain and preserve would not reasonably be expected to have a Material Adverse Effect.

(h)                                 Reporting Requirements.  Furnish to the Lenders:

(i)                                     as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

(ii)                                  as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an audit opinion by Ernst & Young LLP or other independent public accountants of national standing or otherwise acceptable to the Required Lenders, which report shall be unqualified as to scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year, and certificates of the chief financial officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

(iii)                               as soon as possible and in any event within five days after an officer of the Borrower obtains knowledge thereof, the occurrence of each Default continuing on the date of such statement, a statement of an officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

(iv)                              promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its security holders, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(v)                                 promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f); and

(vi)                              such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

Any information or document that is required to be delivered to the Agent or any Lender pursuant to this Section 5.01(h) shall be deemed delivered to the Agent and the Lenders upon the filing of such information with the Securities and Exchange Commission at the time such information or document becomes available on EDGAR provided that the Borrower gives timely notice to the Agent of the filing thereof.

(i)                                     Transactions with Affiliates.  Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that, in the good faith judgment of the management of the Borrower or such Subsidiary, are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any of its Subsidiaries or between and among any Subsidiaries, (b) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries or (c) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors.

SECTION 5.02.  Negative Covenants.  So long as any Advance shall remain unpaid, any Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Borrower will not:

(a)                                 Liens, Etc.  Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

(i)                                     Permitted Liens;

(ii)                                  Liens securing obligations under Capital Leases;

(iii)                               purchase money Liens upon or in any real property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

(iv)                              the Liens existing on the Effective Date and described on Schedule 5.02(a) hereto;

(v)                                 Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower and Liens on assets existing at the time such assets are acquired by the Borrower or any Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

(vi)                              Liens securing any Advances, L/C Obligations or any other obligations under or in connection with the Loan Documents;

(vii)                           Liens securing Debt of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed at any time outstanding, together with any Debt incurred under Section 5.02(d)(x), 10% of Consolidated Net Tangible Assets; and

(viii)                        the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

(b)                                 Mergers, Etc.  Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge into or convey, transfer, lease or otherwise dispose of assets to the Borrower, (iii) the Borrower may merge with any other Person so long as the Borrower is the surviving corporation, (iv) any Subsidiary of the Borrower may merge into another Person or convey, transfer, lease or otherwise dispose of assets to any other Person in connection with a disposition of such Subsidiary if such Subsidiary, after giving effect thereto, is no longer a Subsidiary of the Borrower so long as the disposition of such Subsidiary does not constitute all or substantially all of the assets of the Borrower and (v) any Subsidiary of the Borrower may merge or consolidate into another Person if the surviving Person of such merger or consolidation shall become a Subsidiary of the Borrower, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

(c)                                  Change in Nature of Business.  Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

(d)                                 Subsidiary Debt.  Permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

(i)                                     Debt owing to the Borrower or any Subsidiary;

(ii)                                  existing Debt outstanding on the Effective Date, and listed on Schedule 5.02(d) (the “Existing Subsidiary Debt”), and any Debt extending the maturity of, or replacing, refunding, renewing or refinancing, in whole or in part, the Existing Subsidiary Debt; provided, that the principal amount of such Existing Subsidiary Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, replacement, refunding, renewal or refinancing (except by an amount equal to any existing commitments utilized thereunder) as a result of or in connection with such extension, replacement, refunding, renewal or refinancing;

(iii)                               guarantees by any Subsidiary in respect of Debt of any other Subsidiary otherwise permitted under this Section 5.02(d);

(iv)                              Debt representing deferred compensation or similar obligations to employees of incurred in the ordinary course of business;

(v)                                 any Debt of (A) a Person that becomes a Subsidiary of the Borrower to the extent such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) a Subsidiary to the extent such Debt is assumed in connection with an acquisition made by such Subsidiary and is not created in contemplation of such acquisition; provided, however, that such Debt shall not be guaranteed by any other Subsidiary;

(vi)                              any guarantees for Advances, L/C Obligations or any other obligations under or in connection with the Loan Documents;

(vii)                           endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(viii)                        Debt under Capital Leases;

(ix)                              unsecured obligations due to vendors under any vendor factoring line; and

(x)                                 other Debt aggregating for all of the Borrower’s Subsidiaries together with Debt secured by Liens permitted under Section 5.02(a)(vii) in an amount not to exceed at any one time outstanding 10% of Consolidated Net Tangible Assets.

SECTION 5.03.  Financial Covenants.  So long as any Advance shall remain unpaid, any Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Borrower will, in each case as of the last day of each full fiscal quarter of the Borrower ending after the Effective Date (each such date, a “Measurement Date”):

(a)                                 Leverage Ratio.  Maintain a ratio of (i) Consolidated Total Debt as of such Measurement Date plus six (6) times Consolidated Rental Expense for the four fiscal quarter period ending on such Measurement Date to (ii) Consolidated EBITDAR for the four fiscal quarter period ending on such Measurement Date of not greater than 3.75:1.0 for each Measurement Date ending on the last day of each of the first six full fiscal quarters following the Effective Date and, for each Measurement Date thereafter, 3.5:1.0.

(b)                                 Fixed Charge Coverage Ratio.  Maintain a ratio of (i) Consolidated EBITDAR for the four fiscal quarter period ending on such Measurement Date to (ii) the sum of Consolidated Interest Expense and Consolidated Rental Expense for the four fiscal quarter period ending on such Measurement Date of not less than 2.0:1.0.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)                                 The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within five days after the same becomes due and payable; or

(b)                                 Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in any certificate, document, financial or other statement in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c)                                  (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) (as to the existence of the Borrower), 5.02, 5.03 or 2.17, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

(d)                                 The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $75,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be repaid or redeemed (other than by a regularly scheduled required prepayment or redemption, or, with respect to any secured Debt, resulting from a disposition, condemnation, insured loss or similar event relating to the property securing such Debt), purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that this Section 6.01(d) shall not apply to secured Debt that becomes due as a result of a sale, transfer, condemnation or similar event relating to the property or assets securing such Debt; or

(e)                                  The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f)                                   Judgments or orders for the payment of money in excess of $75,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries by a court of competent jurisdiction and such judgment or order for payment is not satisfied, discharged, vacated, bonded or stayed pending appeal within a period of 60 consecutive days; or

(g)                                  Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries by a court of competent jurisdiction that could be reasonably expected to have a Material Adverse Effect, and such judgment or order is not satisfied, discharged, vacated, bonded or stayed pending appeal within a period of 60 consecutive days; or

(h)                                 (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (ii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(i)                                     (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); a Plan subject to Title IV of ERISA is, or is expected to be, in “at risk” status (within the meaning of Section 303 of ERISA); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA Title IV of ERISA (including the giving of written notice thereof), (ii) there could result from any event or events set forth in clause (i) this Section 6.01(i) the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability, (iii) a determination that any Plan is or is reasonably likely to be in at risk status (within the meaning of Section 303 of ERISA), or (iv) the Borrower or an ERISA Affiliate receives notice from the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), or has been determined to be in “endangered or critical” status with the meaning of Section 432 of the Code or Section 305 of ERISA or such Multiemployer Plan is reasonably expected to be insolvent or in “endangered or critical” status, and (v) such lien, security interest or liability described in clauses (i) — (iv) of this Section 6.01(i) will or would be reasonably likely to have a Material Adverse Effect; or

(j)                                    Any provision of this Agreement shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (other than Advances to be made by a Lender pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to Issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Advances to be made by a Lender pursuant to Section 2.02(b) or by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to Issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default.  If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Revolving Credit Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, (a) pay to the Agent on behalf of the Revolving Credit Lenders in same day funds at the Agent’s office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Revolving Credit Lenders and not more disadvantageous to the Borrower than clause (a); provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, an amount equal to the aggregate Available Amount of all outstanding Letters of Credit shall be immediately due and payable to the Agent for the account of the Revolving Credit Lenders without notice to or demand upon the Borrower, which are expressly waived by the Borrower, to be held in the L/C Cash Deposit Account.  If at any time an Event of Default is continuing the Agent determines that any funds held in the L/C Cash Deposit Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Deposit Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Account that the Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law.  After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be returned to the Borrower.

ARTICLE VII

THE AGENT

SECTION 7.01.  Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any Loan Document (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 7.02.  Rights as a Lender.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 7.03.  Exculpatory Provisions.

(a)                                 The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b)                                 The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 6.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Borrower or a Lender.

(c)                                  The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

SECTION 7.04.  Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Advance or the issuance of such Letter of Credit.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05.  Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent and reasonably acceptable to the Borrower.  The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent.  The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 7.06.  Resignation of Agent.

(a)                                 The Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Agent is a Defaulting Lender pursuant to clause (v) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder (except that in the case of any collateral security held by the Agent on behalf of the Lenders hereunder, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Agent’s resignation or removal hereunder, the provisions of this Article and Section 8.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

(d)                                 Any resignation pursuant to this Section by a Person acting as Agent shall, unless such Person shall notify the Borrower and the Lenders otherwise, also act to relieve such Person and its Affiliates of any obligation to advance or issue new, or extend existing, Swing Line Advances or Letters of Credit where such advance, issuance or extension is to occur on or after the effective date of such resignation.  Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swing Line Bank, (ii) the retiring Issuing Bank and Swing Line Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (iii) the successor Swing Line Bank shall enter into an Assignment and Assumption and acquire from the retiring Swing Line Bank each outstanding Swing Line Advance of such retiring Swing Line Bank for a purchase price equal to par plus accrued interest and (iv) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 7.07.  Non-Reliance on Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.08.  No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers and Joint Bookrunners or Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:  (i) waive any of the conditions specified in Section 3.01, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, or (iii) amend this Section 8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (i) increase the Commitments of such Lender, (ii) reduce the principal of, or interest on, the Advances or any fees or other amounts payable to such Lender hereunder, or (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable to such Lender hereunder (including, but not limited to, the Final Maturity Date); and provided, further, that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (y) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank under this Agreement, and (z) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

SECTION 8.02.  Notices, Etc.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)                                     if to the Borrower, to it at 100 Mission Ridge, Goodlettsville, TN 37072, Attention of Barbara Springer, Vice President and Treasurer (Facsimile No. 615-855-4808; Telephone No. 615-855-4825);

(ii)                                  if to the Agent, to Citibank at Building #3 1615 Brett Road, New Castle, Delaware  19720, Attention of Bank Loan Syndications  (Facsimile No. (212) 994-0961; Telephone No. 302-894-6011);

(iii)                               if to any Issuing Bank, to it at the address provided in writing to the Agent and the Borrower at the time of its appointment as an Issuing Bank hereunder; and

(iv)                              if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or the Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Change of Address, Etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 Platform.

(i)                                     The Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)                                  The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s  or the

Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 8.03.  No Waiver; Remedies.  No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04.  Costs and Expenses.

(a)                                 Costs and Expenses.  The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out of pocket expenses incurred by the Agent, any Lender or any Issuing Bank (including the fees, charges and disbursements of any counsel for the Agent, any Lender or any Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit.

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties  arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Action arising out of the business or operations of the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 8.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof), any Issuing Bank, the Swing Line Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), such Issuing Bank, the Swing Line Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate principal amount of all Advances and the Available Amount of all outstanding Letters of Credit at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Bank or the Swing Line Bank solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent), such Issuing Bank or the Swing Line Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent), such Issuing Bank or any the Swing Line Bank in connection with such capacity.  The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.02(f).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit, or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

(f)                                   Breakage.  If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07 or (ii) as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(g)                                  Survival.  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 8.05.  Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Advances owing to such Defaulting Lender as to which it exercised such right of set-off.  The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Agent promptly after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 8.06.  Binding Effect.  This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders (and any other attempted assignment or transfer by the Borrower shall be null and void).

SECTION 8.07.  Assignments and Participations.

(a)                                 Successors and Assigns Generally.  No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 and shall be in increments of $1,000,000 in excess thereof, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, with respect to assignments of Advances under the Term Facility, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten Business Days after having received notice thereof;

(B)                               the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility or any unfunded Commitments with respect to the Term Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Advances to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)                               the consent of each Issuing Bank and the Swing Line Bank shall be required for any assignment in respect of the Revolving Credit Facility (such consent not to be unreasonably withheld or delayed).

(iv)                              Assignment and Assumption.  The parties to each assignment (which shall not include the Borrower unless its consent to such assignment is required hereunder) shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived by the Agent in its sole discretion); provided, that only a single processing and recordation fee shall be payable in respect of multiple contemporaneous assignments to Approved Funds with respect to any Lender.  The assignee if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, each Issuing Bank, the Swing Line Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit and Swing Line Advances in accordance with its Ratable Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11 and 8.04 and remain liable under Section 8.04(c) with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)                                  Register.  The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender (with respect to its Commitment(s)), at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Agent, any Issuing Bank or the Swing Line Bank, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.04 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 8.04(f) and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.11 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.08.  Confidentiality.  Each of the Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties in connection with its participation in any of the transaction evidenced by this Agreement or the other Loan Documents or the administration of this Agreement or the other Loan Documents, in each case on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Agent or applicable Lender shall inform the Borrower of such disclosure to the extent practicable and not prohibited by applicable law, rule or regulation; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i)  any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; and (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any Subsidiary of the Borrower that is not to the knowledge of the Agent or such Lender subject to confidentiality obligations to the Borrower or any Subsidiary of the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 8.09.  Governing Law.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 8.10.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or email shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.11.  Jurisdiction, Etc.

(a)                                 Jurisdiction.  The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(b)                                 Waiver of Venue.  The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 8.12.  No Liability of the Issuing Banks.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither an Issuing Bank nor any of its Related Parties shall be liable or responsible for:  (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the failure to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit); (c) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (e) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that nothing herein shall be deemed to excuse such Issuing Bank if it acts with gross negligence or willful misconduct in accepting such documents.

SECTION 8.13.  Patriot Act Notice.  Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.  The Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.

SECTION 8.14.  Other Relationships; No Fiduciary Relationships.  No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Agent and each Lender to enter into or maintain business relationships with the

Borrower or any Affiliate thereof beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.  The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, its Subsidiaries and their respective Affiliates, on the one hand, and the Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any advisory, equitable or fiduciary duties on the part of the Agent, any Lender or any of their respective Affiliates, and no such duties will be deemed to have arisen in connection with any such transactions or communications. The Borrower also hereby agrees that none of the Agent, any Lender or any of their respective Affiliates have advised and are advising the Borrower as to any legal, accounting, regulatory or tax matters, and that the Borrower is consulting its own advisors concerning such matters to the extent it deems appropriate.

[Remainder of page intentionally left blank.]

SECTION 8.15.  Waiver of Jury Trial.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory).  Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications in the Section.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DOLLAR GENERAL CORPORATION

By:	/s/ David M. Tehle
Name: David M. Tehle
Title: Executive Vice President, Chief Financial Officer

CITIBANK, N.A.,
as Agent

By:	/s/ Shannon Sweeney
Name: Shannon Sweeney
Title: Vice President

Initial Lenders

CITIBANK, N.A.

By:	/s/ Shannon Sweeney
Name: Shannon Sweeney
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ Jaime C. Eng
Name: Jaime C. Eng
Title: Vice President

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

COMPASS BANK

By:	/s/ Ramon Garcia
Name: Ramon Garcia
Title: Vice President

FIFTH THIRD BANK, an Ohio Banking Corporation

By:	/s/ Lisa R. Cook
Name: Lisa R. Cook
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Sarah L. Freedman
Name: Sarah L. Freedman
Title: Executive Director

REGIONS BANK

By:	/s/ Louis Alexander
Name: Louis Alexander
Title: Attorney in Fact

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Frances W. Josephic
Name: Frances W. Josephic
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Ashley Walsh
Name: Ashley Walsh
Title: Vice President

HSBC BANK USA, N.A.

By:	/s/ Brian Gingue
Name: Brian Gingue
Title: Vice President

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John Thurman
Name: John Thurman
Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY

By:	/s/ R. Andrew Beam
Name: R. Andrew Beam
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

BMO HARRIS BANK N.A.

By:	/s/ Mark Mital
Name: Mark Mital
Title: Senior Vice President

BANK OF THE WEST

By:	/s/ Brad Conley
Name: Brad Conley
Title: Vice President

CAPITAL ONE, N.A.

By:	/s/ Jacob J. Villere
Name: Jacob J. Villere
Title: VP - US Corporate Banking

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ A. Paul Dawley
Name: A. Paul Dawley
Title: Vice President

FIRST TENNESSEE BANK, N.A.

By:	/s/ Drew Rodgers
Name: Drew Rodgers
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Joshua D. Elsea
Name: Joshua D. Elsea
Title: Vice President, Corporate Banking

CITY NATIONAL BANK

By:	/s/ Jeanine Smith
Name: Jeanine Smith
Title: Vice President

SCHEDULE I
DOLLAR GENERAL CORPORATION
FIVE YEAR CREDIT AGREEMENT
COMMITMENTS

Name of Initial Lender	Revolving Credit Commitment	Term Commitment	Letter of Credit Commitment	Swing Line Commitment
Citibank, N.A.	$73,513,513.51	$86,486,486.49	$110,000,000.00	$50,000,000.00
Bank of America, N.A.	$73,513,513.51	$86,486,486.49	$110,000,000.00
Goldman Sachs Lending Partners LLC	$73,513,513.51	$86,486,486.49
Compass Bank	$55,135,135.14	$64,864,864.86
Fifth Third Bank, an Ohio Banking Corporation	$55,135,135.14	$64,864,864.86
JPMorgan Chase Bank, N.A.	$55,135,135.14	$64,864,864.86
Regions Bank	$55,135,135.14	$64,864,864.86
U.S. Bank, National Association	$55,135,135.14	$64,864,864.86
Wells Fargo Bank, National Association	$55,135,135.14	$64,864,864.86
HSBC Bank USA, N.A.	$39,054,054.05	$45,945,945.95
Mizuho Corporate Bank, Ltd.	$39,054,054.05	$45,945,945.95
PNC Bank, National Association	$39,054,054.05	$45,945,945.95
Branch Banking and Trust Company	$33,310,810.81	$39,189,189.19
KeyBank National Association	$33,310,810.81	$39,189,189.19	$30,000,000.00
BMO Harris Bank N.A.	$22,972,972.97	$27,027,027.03
Bank of the West	$22,972,972.97	$27,027,027.03
Capital One, N.A.	$22,972,972.97	$27,027,027.03
Citizens Bank of Pennsylvania	$16,081,081.08	$18,918,918.92
First Tennessee Bank, NA	$11,486,486.49	$13,513,513.51
The Huntington National Bank	$11,486,486.49	$13,513,513.51
City National Bank	$6,891,891.89	$8,108,108.11

TOTAL:	$850,000,000.00	$1,000,000,000.00	$250,000,000.00	$50,000,000.00

SCHEDULE 2.01(c) — EXISTING LETTERS OF CREDIT

Commercial letters of credit and bankers’ acceptances listed on Annex I hereto as of April 8, 2013

Bank of America, N.A.	$13,609,473.09

As of Date	Commercial L/C Outstanding	Bankers Acceptances Outstanding	Total Outstanding Amount
April 8, 2013	$8,616,411.89	$4,993,061.20	$13,609,473.09

Standby letters of credit as of April 11, 2013

Beneficiary and Issuing Bank

National Union Fire Insurance Co.	$746,208
Issued by Bank of America, N.A.
LC No. : 75457
National Union Fire Insurance Co.	$8,032,820
Issued by Citibank, N.A.
LC No. : 63667787
Ace American Insurance Company	$3,991,985
Issued by Bank of America, N.A.
LC No. : 68095616
Regions Bank as Trustee (Marion, IN loan agreement)	$14,884,181
Issued by Key Bank National Association	$27,655,194
LC No. : S310559

Annex I

[see attached]

BOA Ref	Original Amt	Outstanding Amt	Maturity Date
IM667465/12	1,034,385.34	1,034,385.34	04/19/2013
IM668248/12	117,451.65	115,005.00	04/22/2013
IM671350/13	69,168.96	32,432.64	04/25/2013
IM671544/13	1,037,540.83	553,782.54	05/02/2013
IM671546/13	134,959.24	99,597.93	04/22/2013
IM672040/13	1,129,823.31	1,129,823.31	05/16/2013
IM672041/13	35,580	35,580.00	04/30/2013
IM673050/13	8,400	8,400.00	05/21/2013
IM673813/13	406,517.49	406,517.49	05/30/2013
IM673814/13	121,077.58	26,501.19	05/31/2013
IM675182/13	283,530.79	45,680.11	04/16/2013
IM675486/13	222,000	222,000.00	05/09/2013
IM675487/13	38,478.07	33,336.58	04/02/2013
IM675784/13	342,068.43	342,068.43	06/06/2013
IM676104/13	144,777.37	144,777.37	04/16/2013
IM676943/13	97,283.97	97,283.97	04/27/2013
IM676944/13	205,751.33	205,751.33	06/27/2013
IM676945/13	75,111.84	75,111.84	04/18/2013
IM676946/13	123,750	123,750.00	04/18/2013
IM677134/13	266,384.32	266,384.32	04/23/2013
IM677963/13	72,934.15	72,934.15	07/05/2013
IM677964/13	305,674.44	305,674.44	05/02/2013
IM677965/13	17,810.44	17,810.44	05/07/2013
IM677966/13	550,994	550,994.00	07/06/2013
IM679146/13	27,021.6	27,021.60	05/11/2013
IM679147/13	103,605.6	103,605.60	05/09/2013
IM679148/13	146,579.35	146,579.35	05/14/2013
IM679982/13	45,114.34	45,114.34	07/19/2013
IM679983/13	148,963.71	148,963.71	06/23/2013
IM679984/13	1,295,518.35	1,295,518.35	07/14/2013
IM679985/13	443,914.72	443,914.72	07/19/2013
IM679986/13	460,111.8	460,111.80	05/21/2013
		8,616,411.89

Lc Ref No	Loan Balance Usd	Maturity Date
IM668247/12	105,869.58	04/08/2013
IM665803/12	8,923.09	04/08/2013
IM665803/12	4,461.54	04/08/2013
IM667466/12	506,095.41	04/09/2013
IM661171/12	79,151.57	04/09/2013
IM658069/12	24,600.00	04/17/2013
IM661171/12	29,323.20	04/23/2013
IM661175/12	26,813.06	04/23/2013
IM661171/12	142,753.92	04/23/2013
IM662480/12	171,305.33	04/23/2013
IM662480/12	167,984.64	04/23/2013
IM662480/12	83,242.37	04/23/2013
IM661175/12	21,243.94	04/23/2013
IM661170/12	10,500.00	05/02/2013
IM661170/12	26,685.12	05/02/2013
IM663943/12	152,070.00	04/30/2013
IM671351/13	59,415.00	04/30/2013
IM671351/13	59,415.00	04/30/2013
IM663943/12	207,369.82	04/30/2013
IM673814/13	21,243.94	05/07/2013
IM671350/13	17,505.60	05/07/2013
IM673814/13	46,519.39	05/07/2013
IM671545/13	57,271.73	05/07/2013
IM665803/12	44,138.23	05/07/2013
IM665801/12	18,066.24	05/07/2013
IM663943/12	206,513.58	05/07/2013
IM661171/12	232,586.64	05/07/2013
IM665803/12	63,668.49	05/07/2013
IM662479/12	12,074.40	05/07/2013
IM663944/12	73,148.20	05/07/2013
IM665803/12	19,329.50	05/07/2013
IM668418/12	541,680.91	05/08/2013
IM668418/12	32,775.65	05/14/2013
IM668248/12	2,446.65	05/14/2013
IM671546/13	35,361.31	05/15/2013
IM673814/13	26,813.06	05/15/2013
IM668418/12	414,588.91	05/15/2013
IM671350/13	19,230.72	05/20/2013
IM667464/12	76,441.88	05/21/2013
IM671544/13	17,428.93	05/21/2013
IM668418/12	149,812.69	05/29/2013
IM675487/13	5,141.49	05/20/2013
IM671544/13	232,562.83	05/29/2013
IM671544/13	121,170.31	05/29/2013
IM668418/12	217,800.00	05/29/2013
IM671544/13	95,125.50	05/29/2013
IM672039/13	68,695.57	04/10/2013
IM673051/13	15,612.48	04/18/2013
IM671544/13	17,470.72	06/04/2013
IM675182/13	203,613.06	04/19/2013
	4,993,061.20

SCHEDULE 4.01(f) — DISCLOSED LITIGATION

On August 7, 2006, a lawsuit entitled Cynthia Richter, et al. v. Dolgencorp, Inc., et al. was filed in the United States District Court for the Northern District of Alabama (Case No. 7:06-cv-01537-LSC) (“Richter”) in which the plaintiff alleges that she and other current and former Dollar General store managers were improperly classified as exempt executive employees under the Fair Labor Standards Act (“FLSA”) and seeks to recover overtime pay, liquidated damages, and attorneys’ fees and costs. On August 15, 2006, the Richter plaintiff filed a motion in which she asked the court to certify a nationwide class of current and former store managers. The Company opposed the plaintiff’s motion. On March 23, 2007, the court conditionally certified a nationwide class. On December 2, 2009, notice was mailed to over 28,000 current or former Dollar General store managers. Approximately 3,950 individuals opted into the lawsuit, approximately 1,000 of whom have been dismissed for various reasons, including failure to cooperate in discovery.

On April 2, 2012, the Company moved to decertify the class.  The plaintiff’s response to that motion was filed on May 9, 2012.

On October 22, 2012, the court entered a Memorandum Opinion granting the Company’s decertification motion.  On December 19, 2012, the court entered an Order decertifying the matter and stating that a separate Order would be entered regarding the opt-in plaintiffs’ rights and Cynthia Richter’s individual claims.  To date, the court has not entered such an Order.

The parties agreed to mediate the matter, and the court informally stayed the action pending the results of the mediation.  A mediation was conducted on January 11, 2013, at which time the parties were unable to reach an agreement.  The parties anticipate that a second mediation will be conducted in April 2013.   If the parties ultimately are unable to resolve the matter, plaintiff has indicated her intention to appeal the decertification to the United States Court of Appeals for the Eleventh Circuit.

The Company believes that its store managers are and have been properly classified as exempt employees under the FLSA and that the Richter action is not appropriate for collective action treatment. The Company has obtained summary judgment in some, although not all, of its pending individual or single-plaintiff store manager exemption cases in which it has filed such a motion.

However, at this time, it is not possible to predict whether Richter ultimately will be permitted to proceed collectively, and no assurances can be given that the Company will be successful in its defense of the action on the merits or otherwise. Similarly, at this time the Company cannot estimate either the size of any potential class or the value of the claims asserted in Richter. For these reasons, the Company is unable to estimate any potential loss or range of loss in the matter; however, if the Company is not successful in its defense efforts, the resolution of Richter could have a material adverse effect on the Company’s financial statements as a whole. The Company will continue to vigorously defend its position in the Richter matter.

On March 7, 2006, a complaint was filed in the United States District Court for the Northern District of Alabama (Janet Calvert v. Dolgencorp, Inc., Case No. 2:06-cv-00465-VEH (“Calvert”)), in which the plaintiff, a former store manager, alleged that she was paid less than male store managers because of her sex, in violation of the Equal Pay Act and Title VII of the Civil Rights Act of 1964, as amended (“Title VII”) (now captioned, Wanda Womack, et al. v. Dolgencorp, Inc., Case No. 2:06-cv-00465-VEH). The complaint subsequently was amended to include additional plaintiffs, who also allege to have been paid less than males because of their sex, and to add allegations that the Company’s compensation practices disparately impact females. Under the amended complaint, plaintiffs sought to proceed collectively under the Equal Pay Act and as a class under Title VII, and requested back wages, injunctive and declaratory relief, liquidated damages, punitive damages and attorneys’ fees and costs.

On July 9, 2007, the plaintiffs filed a motion in which they asked the court to approve the issuance of notice to a class of current and former female store managers under the Equal Pay Act. The Company opposed plaintiffs’ motion. On November 30, 2007, the court conditionally certified a nationwide class of females under the Equal Pay Act who worked for Dollar General as store managers between November 30, 2004 and November 30, 2007. The notice was issued on January 11, 2008, and persons to whom the notice was sent were required to opt into the suit by March 11, 2008. Approximately 2,100 individuals opted into the lawsuit.

On April 19, 2010, the plaintiffs moved for class certification relating to their Title VII claims. The Company filed its response to the certification motion in June 2010. The Company’s motion to decertify the Equal Pay Act class was denied as premature.

The parties agreed to mediate, and the court stayed the action pending the results of the mediation.  The mediation occurred in March and April, 2011, at which time the Company reached an agreement in principle to settle the matter on behalf of the entire putative class. The proposed settlement, which received final approval from the court on July 23, 2012, provides for both monetary and equitable relief. Under the approved terms, $3.25 million was paid for plaintiffs’ legal fees and costs and $15.5 million was paid into a fund for the class members that will be apportioned and paid out to individual members (less certain administrative expenses and an additional $3 million in attorneys’ fees approved by the court on October 24, 2012).  Of the total $18.75 million, the Company’s Employment Practices Liability Insurance (“EPLI”) carrier paid approximately $15.9 million in the first quarter of 2012 to a third party claims administrator to disburse the funds, per the settlement terms, to claimants and counsel in accordance with the court’s orders, which represented the balance remaining of the $20 million EPLI policy covering the claims. The Company paid approximately $2.8 million to the third party claims administrator.  In addition, the Company agreed to make, and, effective April 1, 2012, has made, certain adjustments to its pay setting policies and procedures for new store managers.  Because it deemed settlement probable and estimable, the Company accrued for the net settlement as well as for certain additional anticipated fees related thereto during the first quarter of 2011, and concurrently recorded a receivable of approximately $15.9 million from its EPLI carrier. Due to the payments described above, the accrual and receivable were each relieved during the first quarter of 2012.

On April 9, 2012, the Company was served with a lawsuit filed in the United States District Court for the Eastern District of Virginia entitled Jonathan Marcum v. Dolgencorp. Inc. (Civil Action No. 3:12-cv-00108-JRS) in which the plaintiffs, one of whose conditional offer of employment was rescinded, allege that certain of the Company’s background check procedures violate the Fair Credit Reporting Act (“FCRA”).  Plaintiff Marcum also alleges defamation. According to the complaint and subsequently filed first and amended complaints, the plaintiff seeks to represent a putative class of applicants in connection with his FCRA claims. The Company filed its response to the original complaint in June 2012 and moved to dismiss certain allegations contained in the amended complaint in November 2012.  That motion remains pending.  The plaintiff’s certification motion is currently due to be filed on or before April 5, 2013.

The parties agreed to mediate, and mediation was conducted on January 15, 2013.  Although the mediation was unsuccessful, the parties have continued informally to discuss potential resolution of this matter.  The Company’s Employment Practices Liability Insurance (“EPLI”) carrier has been placed on notice of this matter and participated in the mediation and the informal settlement discussions.  The EPLI Policy covering this matter has a $2 million self-insured retention.

At this time, it is not possible to predict whether the court ultimately will permit the action to proceed as a class under the FCRA.  Although the Company intends to vigorously defend the action, no assurances can be given that it will be successful in the defense on the merits or otherwise.  At this stage in the proceedings, the Company cannot estimate either the size of any potential class or the value of the claims raised by the plaintiff.  Based on settlement discussions and given the Company’s EPLI coverage, the Company believes that it is likely to expend the balance of its self-insured retention in settlement of this litigation or otherwise and, therefore, has accrued $1.8 million, an amount that is immaterial to the Company’s financial statements taken as a whole.

In September 2011, the Chicago Regional Office of the United States Equal Employment Opportunity Commission (“EEOC” or “Commission”) notified the Company of a cause finding related to the Company’s criminal background check policy.  The cause finding alleges that Dollar General’s criminal background check policy, which excludes from employment individuals with certain criminal convictions for specified periods, has a disparate impact on African-American candidates and employees in violation of Title VII of the Civil Rights Act of 1964, as amended.

The Company and the EEOC engaged in the statutorily required conciliation process, and despite the Company’s good faith efforts to resolve the matter, the Commission notified the Company on July 26, 2012 of its view that conciliation had failed.  Based on the Commission’s course of conduct, the Company believes that litigation may ensue; however, no suit has been filed to date.

The Company believes that its criminal background check process is both lawful and necessary to a safe environment for its employees and customers and the protection of its assets and shareholders’ investments.  The Company also does not believe that this matter would be amenable to class or similar treatment; however, because at this time the Company cannot estimate or determine the form that any ultimate litigation would take, the size of any putative class or the damages or other recoveries that would be sought, it cannot estimate the potential exposure.  If the matter were to proceed successfully as a class or similar action, it could have a material impact on the Company’s financial statements as a whole.

On May 20, 2011, a lawsuit entitled Winn-Dixie Stores, Inc., et al. v. Dolgencorp, LLC was filed in the United States District Court for the Southern District of Florida (Case No. 9:11-cv-80601-DMM) (“Winn-Dixie”) in which the plaintiffs alleged that the sale of food and other items in approximately 55 of the Company’s stores, each of which allegedly is or was at some time co-located in a shopping center with one of plaintiffs’ stores, violates restrictive covenants that plaintiffs contend are binding on the occupants of the shopping centers.  Plaintiffs sought damages and an injunction limiting the sale of food and other items in those stores.  Although plaintiffs did not make a demand for any specific amount of damages, documents prepared and produced by plaintiffs during discovery suggested that plaintiffs would seek as much as $47 million although the court limited their ability to prove such damages. The Company vigorously defended the Winn-Dixie matter and viewed that sum as wholly without basis and unsupported by the law and the facts. The various leases involved in the matter are unique in their terms and/or the factual circumstances surrounding them, and, in some cases, the stores named by plaintiffs are not now and have never been co-located with plaintiffs’ stores. The court granted the Company’s motion challenging the admissibility of plaintiffs’ damages expert, precluding the expert from testifying. The case was consolidated with similar cases against Big Lots and Dollar Tree, and a non-jury trial commenced on May 14, 2012 and presentation of evidence concluded on May 22, 2012. The court issued an order on August 10, 2012 in which it (i) dismissed all claims for damages, (ii) dismissed claims for injunctive relief for all but four stores, and (iii) directed the Company to report to the court on its compliance with restrictive covenants at the four stores for which it did not dismiss the claims for injunctive relief. The Company believes that the ruling will have no material impact on the Company’s financial statements or otherwise.  Plaintiffs filed a notice of appeal of the court’s decision on August 28, 2012.  If the court’s ruling is overturned on appeal, in whole or in part, no assurances can be given that the Company will be successful in its ultimate defense of the action on the merits or otherwise.  If the Company is not successful in its defense, the outcome could have a material adverse effect on the Company’s financial statements as a whole.

SCHEDULE 5.02(a) — EXISTING LIENS

1.              The Ashley River Insurance Company, Inc. minimum capital requirement for state regulators in the amount of $250,000, required to be maintained in a depository account

2.              Liens securing Existing Subsidiary Debt as described in items 1-5 on schedule 5.02(d)

3.              UCC Lien against Dollar General Corporation in favor of Indianola DG Property, LLC c/o Castle Cooke Properties, Inc. in the State of Tennessee on 06/07/2000, file number 300-034269, for Computers to run warehouse management systems, wireless display and keypad/scanner interface devices, printers and print services used for corporate computer systems, 1000 printers used for shipping and receiving, and network equipment

4.              UCC Lien against Dollar General Corporation in favor of Towsend Fulton, LLC in the State of Tennessee on 06/07/2000, file number 300-034270, for 1 Rapistan Model 2420-RS200 Plus Positive Sorter Equipped Sort View and Rapid View Control Systems, 32 Model 3020 Powered Extendable Trailer Loads, 4 Stuart Glapak Powered Extended Receiving Conveyors, 21,750 model 1,276 feet of Transportation Seven Sorter Conveyors

5.              UCC Lien against Dollar General Corporation in favor of Crown Credit Company in the State of Tennessee on 04/25/2007, file number 307-126909, for 1 Factory Cat Sweeper, 34, S/N: 46553

6.              UCC Lien against Dollar General Corporation in favor of Leaf Funding Inc. in the State of Tennessee on 5/14/2008, file number 108-019919, for water coolers

7.              UCC Lien against Dollar General Corporation in favor of Oce North America, Inc. in the State of Tennessee on 05/22/2008, file number 108-020665 for certain equipment

8.              UCC Lien against Dollar General Corporation in favor of Oce North America, Inc. in the State of Tennessee on 08/21/2008, file number 108-028282 for a vario stream 7200

9.              UCC Lien against Dollar General Corporation in favor of Oce North America, Inc. in the State of Tennessee on 08/21/2008, file number 108-028283 for a vario stream 7200

10.       UCC Lien against Dollar General Corporation in favor of US Express Leasing, Inc. in the State of Tennessee on 11/3/2008, file number 308-065589 for 3 Konica Minolta Buzhub C451, 2 Konica Minolta Bizhub Pro 920, 15 Kyocera Mita KM 4050, 1 Kyocera Mita KM 6030, 1 Kyocera Mita KM 2560, 1 Kyocera Mita 1820, 1 Kyocera Mita 1060

11.       UCC Lien against Dollar General Corporation in favor of US Express Leasing, Inc. in the State of Tennessee on 12/31/2008, file number 108-035312 for 1 Kyocera Mita 5050

12.       UCC Lien against Dollar General Corporation in favor of Great America Leasing Corporation in the State of Tennessee on 02/26/2009, file number 209-010439 for various Kyocera copiers

13.       UCC Lien against Dollar General Corporation in favor of Tygris Vendor Finance, Inc. in the State of Tennessee on 04/03/2009, file number 309-016199 for various Kyocera copiers

14.       UCC Lien against Dollar General Corporation in favor of Tygris Vendor Finance, Inc. in the State of Tennessee on 07/09/2009, file number 309-036611 for various Kyocera copiers

15.       UCC Lien against Dollar General Corporation in favor of Tygris Vendor Finance, Inc. in the State of Tennessee on 08/28/2009, file number 309-047034 for various Kyocera copiers

16.       UCC Lien against Dollar General Corporation in favor of EMC Corpoarion in the State of Tennessee on 03/31/2010, file number 310-018388 for the domain names “dg.com” and “dg.net”

17.       UCC Lien against Dollar General Corporation in favor of CIT Technology Financing Services, Inc. in the State of Tennessee on 05/19/2010, file number 310-029479 for certain Kyocera equipment

18.       UCC Lien against Dollar General Corporation in favor of EverBank Commercial Finance, Inc. in the State of Tennessee on 1/14/2011, file number 111-011293 for certain Kyocera equipment

19.       UCC Lien against Dollar General Corporation in favor of Marlin Leasing Corp in the State of Tennessee on 06/01/2011, file number 311-032590 for certain Kyocera equipment

20.       UCC Lien against Dollar General Corporation in favor of Marlin Leasing Corp in the State of Tennessee on 12/27/2011, file number 211-091932 for certain Kyocera equipment

21.       UCC Lien against Dollar General Corporation in favor of Marlin Business Bank in the State of Tennessee on 1/17/2012, file number 212-002736 for certain Kyocera equipment

22.       UCC Lien against Dollar General Corporation in favor of Marlin Business Bank in the State of Tennessee on 3/15/2012, file number 312-312549 for certain Kyocera equipment

23.       UCC Lien against Dollar General Corporation in favor of Marlin Business Bank in the State of Tennessee on 6/26/2012, file number 112-221378 for certain Kyocera equipment

24.       UCC Lien against Dollar General Corporation in favor of Marlin Business Bank in the State of Tennessee on 2/28/2012, file number 312-308825 for certain Kyocera equipment

25.       UCC Lien against Dollar General Corporation in favor of Marlin Business Bank in the State of Tennessee on 6/26/2012, file number 112-221377 for certain Kyocera equipment

26.       UCC Lien against Dollar General Corporation in favor of Marlin Business Bank in the State of Tennessee on 8/8/2012, file number 212-045296 for certain Kyocera equipment

27.       UCC Lien against Dollar General Corporation in favor of Platinum Disc, LLC (DBA Echo Bridge Home Entertainment) in the State of Tennessee on 10/16/2012, file number 212-065924 for DVDs shipped to Dollar General Corporation

28.       UCC Lien against Dollar General Corporation in favor of Great America Leasing Corporation in the State of Tennessee on 10/31/2012, file number 212-070471 for certain Kyocera equipment

29.       Purchase money security interest against Dolgencorp, LLC, Dolgencorp of Texas, Inc., Dolgencorp of New York, Inc., DG Retail, LLC, Dollar General Corporation, Dolgen California, LLC and Dollar General Partners in favor of American Greetings Corporation in the State of Kentucky on 01/07/2011 and amended on 02/27/2012, file number 2011-2495504-33, for inventory delivered by American Greetings Corporation to debtors, including various counter cards, stickers and all proceeds thereof on a direct-to-store delivery basis for sale

30.       UCC-1 filing against Dolgencorp of New York, Inc., Dolgen Midwest, LLC, Dolgen California, LLC, DG Retail, LLC, Dollar General Corporation, Dollar General Partners, Dolgencorp, LLC, Dolgencorp of Texas, Inc. for inventory delivered for sale pursuant to scan-based trading and consignment terms from time to time, including without limitation framed art and wall décor, including but not limited to, framed artwork, canvas art, metal art, plaques and glass art, together with all proceeds thereof, in favor of of RGGD, INC d/b/a CRYSTAL  ART GALLERY, filed in the State of Kentucky and in the State of Tennessee under various file numbers

SCHEDULE 5.02(d) — EXISTING SUBSIDIARY DEBT

1.              Lease dated as of January 19, 1999 between DG Ardmore, LLC as Landlord and Dollar General Corporation as Tenant (Ardmore, OK distribution center)

2.              Loan Agreement, dated as of July 1, 2005 between City of Marion, IN and Dolgencorp, LLC (f/k/a Dolgencorp, Inc.) (currently secured by Letter of Credit Reimbursement Agreement dated July 1, 2005 between Dolgencorp, Inc. and Keybank National Association), current amount outstanding: $14,495,000.00

3.              Dollar General Market store lease, Scottsville, KY, store 9806 (Capital Lease) between Jones & Sons Properties LLC, as lessor and Dollar General Partners as lessee

4.              Dollar General Market store lease, Bowling Green, KY, store 9811 (Capital Lease) between Jones & Sons Properties LLC, as lessor and Dollar General Partners as lessee

5.              Dollar General Market store lease, Lewisburg, TN, store 9824 (Capital Lease) between DGM Lewisburg, LLC, as lessor and Dolgencorp, Inc. as lessee

EXHIBIT A-1 - FORM OF
REVOLVING CREDIT
PROMISSORY NOTE

U.S.$	Dated: , 20

FOR VALUE RECEIVED, the undersigned, DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                                                    (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Revolving Credit Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of April 11, 2013 among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Revolving Credit Advance are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds.  Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

DOLLAR GENERAL CORPORATION

By:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2

EXHIBIT A-2 - FORM OF

TERM PROMISSORY NOTE

U.S.$	Dated: , 20

FOR VALUE RECEIVED, the undersigned, DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                                                    (the “Lender”) for the account of its Applicable Lending Office on the Final Maturity Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Term Commitment in figures] or, if less, the aggregate principal amount of the Term Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of April 11, 2013 among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Final Maturity Date.

The Borrower promises to pay interest on the unpaid principal amount of the Term Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of the Term Advances are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds.  The Term Advances owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of a Term Advance by the Lender to the Borrower in an amount equal to Dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

DOLLAR GENERAL CORPORATION

By
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2

EXHIBIT B - FORM OF NOTICE OF
BORROWING

Citibank, N.A., as Agent
for the Lenders parties
to the Credit Agreement
referred to below
1615 Brett Road, Building #3
New Castle, Delaware 19720

[Date]

Attention:  Bank Loan Syndications Department

Ladies and Gentlemen:

The undersigned, Dollar General Corporation, refers to the Credit Agreement, dated as of April 11, 2013 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i)                                     The Proposed Borrowing shall be comprised of [Term][Revolving Credit] Advances.

(ii)                                  The Business Day of the Proposed Borrowing is                               , 20    .

(iii)                               The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(iv)                              The aggregate amount of the Proposed Borrowing is $                              ].

[(v)                             The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is            month[s].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)                               the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations and warranties set forth in the last sentence of Section 4.01(e) thereof and in Section 4.01(f)(i) thereof), are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent any of such representations and warranties refers to an earlier date, in which case such representation and warranty is true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date; and

(B)                               no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

Very truly yours,

DOLLAR GENERAL CORPORATION

By:
Title:

2

EXHIBIT C - FORM OF
ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] (1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any]

(1)         For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)         For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)         Select as appropriate.

(4)         Include bracketed language if there are either multiple Assignors or multiple Assignees.

Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]
2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	Dollar General Corporation

4.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of April 11, 2013 among Dollar General Corporation, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the other agents parties thereto
6.	Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Facility Assigned(7)	Aggregate Amount of Commitment/ Advances for all Lenders(8)	Amount of Commitment/ Advances Assigned(8)	Percentage Assigned of Commitment/ Advances(9)		CUSIP Number

			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date:	](10)

(5)                                 List each Assignor, as appropriate.

(6)                                 List each Assignor, as appropriate.

(7)                                 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” “Term Commitment,” etc.)

(8)                                 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)                                 Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.

(10)                          To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date:                                    , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](11)

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S](12)

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](13) Accepted:

(11)                          Add additional signature blocks as needed.  Include both Fund/Pension Plan and manager making the trade (if applicable).

(12)                          Add additional signature blocks as needed.  Include both Fund/Pension Plan and manager making the trade (if applicable).

(13)                          To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

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[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

4

[Consented to:]

[NAME OF RELEVANT PARTY]

By:
Title:

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(h) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in

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accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or email shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT D-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dollar General Corporation, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, the other agents parties thereto, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

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EXHIBIT D-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dollar General Corporation, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, the other agents parties thereto, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

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EXHIBIT D-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dollar General Corporation, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, the other agents parties thereto, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

3

Date: , 20[ ]

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EXHIBIT D-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dollar General Corporation, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, the other agents parties thereto, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

5

By:
Name:
Title:

Date: , 20[ ]

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